THE MILESTONE FUNDS

INVESTMENT ADVISORY AGREEMENT

THIS AGREEMENT (the “Investment Advisory Agreement”) made this _____ day of ___________, 2012, between The Milestone Funds (the “Trust’), a statutory business trust organized under the laws of the State of Delaware with its principal place of business at 115 East Putnam Avenue, Greenwich CT 06830, and CLS Investments, LLC (the “Adviser), a limited liability company organized under the laws of the State of Nebraska with its principal place of business at 4020 South 147th Street, Omaha, NE 68137.

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “Act), as an open-end management investment company and is authorized to issue its shares of beneficial interest, no par value, in separate series and classes; and

WHEREAS, the Adviser is a registered investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”); and

WHEREAS, the Trust desires that the Adviser perform investment advisory services in the form of a continuous investment program for the assets of each series of the Trust listed in Appendix A (each a “Portfolio” and collectively the “Portfolios”) and the Adviser is willing to provide those services on the terms and conditions set forth in this Investment Advisory Agreement; which series previously was advised by Milestone Capital Management, LLC, a limited liability company organized under the laws of the State of New York (“Milestone”); and

WHEREAS,), in accordance with the terms of the agreement between the Trust and Milestone (the "Milestone Advisory Agreement") required by Section 15(a)(3) of the Act, terminated the Milestone Advisory Agreement; and

WHEREAS, the Adviser has acted as the interim investment adviser for the Trust, on behalf of each Portfolio, pursuant to an interim investment advisory agreement approved by the Board of Trustees of the Trust (the “Board”), including a majority of the Trustees of the Trust who are not interested persons of the Trust (the “Independent Trustees”) as permitted by Rule 15a-4 under the Act: and

WHEREAS, the shareholders of each Portfolio, at a special meeting held on December 27, 2011, approved the terms of this Investment Advisory Agreement.

NOW THEREFORE, the Trust and the Adviser agree as follows:

SECTION 1.  THE TRUST; DELIVERY OF DOCUMENTS

The Trust is engaged in the business of investing and reinvesting its assets in securities of the type and in accordance with the limitations specified in its Trust Instrument, Bylaws and Registration Statement filed with the Securities and Exchange Commission (the “Commission”) under the Act and the Securities Act of 1933 (the “Securities Act), including any representations made in the prospectuses and statements of additional information relating to the Portfolios contained therein and as may be supplemented from time to time, all in such manner and to such extent as may from time to time be authorized by the Trust’s Board. The Trust has delivered copies of the documents listed in this Section 1 and will from time to time furnish Adviser with any amendments thereof.

SECTION 2.  APPOINTMENT

The Trust hereby employs Adviser, subject to the direction and control of the Board, to manage the investment and reinvestment of the assets in the Portfolios and, without limiting the generality of the foregoing, to provide other services specified in Section 3 hereof.

SECTION 3.  DUTIES OF THE ADVISER

(a)

The Adviser shall make decisions with respect to all purchases and sales of securities and other investment assets in the Portfolios. To carry out such decisions, the Adviser is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Portfolios. In all purchases, sales and other transactions in securities for the Portfolios, the Adviser is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

(b)

The Adviser will report to the Board at each meeting thereof all changes in the Portfolios since the prior report, and will also keep the Board informed of important developments affecting the Trust, the Portfolios and the Adviser, and on its own initiative, will furnish the Board from time to time with such information as the Adviser may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in a Portfolio’s holdings, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Portfolios maintain investments. The Adviser will also furnish the Board with such statistical and analytical information with respect to securities in the Portfolios as the Adviser may believe appropriate or as the Board reasonably may request. In making purchases and sales of securities for a Portfolio, the Adviser will bear in mind the policies set from time to time by the Board as well as the limitations imposed by the Trust Instrument, Bylaws, Registration Statement under the Act and the Securities Act, the limitations in the Act and in the Internal Revenue Code of 1986, as amended in respect of regulated investment companies and the investment objectives, policies and restrictions of each Portfolio.

(c)

The Adviser will from time to time employ or associate with such persons as the Adviser believes to be particularly fitted to assist in the execution of the Adviser’s duties hereunder, the cost of performance of such duties to be borne and paid by the Adviser. No obligation may be incurred on the Trust’s behalf in any such respect.

(d)

The Adviser shall maintain records relating to Portfolio transactions and the placing and allocation of brokerage orders as are required to be maintained by the Trust under the Act. The Adviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Adviser pursuant to this Investment Advisory Agreement required to be prepared and maintained by the Trust pursuant to the rules and regulations of any national, state, or local government entity with jurisdiction over the Trust, including the Commission and the Internal Revenue Service. The books and records pertaining to the Trust which are in the possession of the Adviser shall be the property of the Trust. The Trust, or the Trust’s authorized representatives, shall have access to such books and records at all times during the Adviser’s normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Adviser to the Trust or the Trust’s authorized representatives.

SECTION 4.  EXPENSES

The Adviser shall be responsible for that portion of the net expenses of each Portfolio (except interest, taxes, brokerage, fees and other expenses paid by the Portfolio in accordance with an effective plan pursuant to Rule 12b-1 under the Act and organization expenses, all to the extent such exceptions are permitted by applicable state law and regulation) incurred by the Portfolio during each of the Portfolio’s fiscal years or portion thereof that this Investment Advisory Agreement is in effect which, as to the Portfolio, in any such year exceeds the limits applicable to the Portfolio under the laws or regulations of any state in which shares of the Portfolio are qualified for sale (reduced pro rata for any portion of less than a year).

The Trust hereby confirms that, subject to the foregoing, the Trust shall be responsible and shall assume the obligation for payment of all the Trust’s other expenses, including: (i) interest charges, taxes, brokerage fees and commissions; (ii) certain insurance premiums; (iii) fees, interest charges and expenses of the Trust’s custodian, transfer agent and dividend disbursing agent; (iv) telecommunications expenses; (v) auditing, legal and compliance expenses; (vi) costs of the Trust’s formation and maintaining its existence; (vii) costs of preparing and printing the Trust’s prospectuses, statements of additional information, account application forms and shareholder reports and delivering them to existing and prospective shareholders; (viii) costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts and of calculating the net asset value of shares of the Trust; (ix) costs of reproduction, stationery and supplies; (x) compensation of the Trust’s Trustees, officers, employees and other personnel performing services for the Trust who are not officers or affiliates of the Adviser, or of affiliated persons of the Adviser; (xi) costs of corporate meetings; (xii) registration fees and related expenses for registration with the Commission and the securities regulatory authorities of other countries in which the Trust’s shares are sold; (xiii) state securities law registration fees and related expenses; (xiv) the fee payable hereunder and fees and out-of-pocket expenses payable under any administration or similar agreement; (xv) and all other fees and expenses paid by the Trust pursuant to any distribution or shareholder service plan adopted pursuant to Rule 12b-1 under the Act or otherwise.

SECTION 5.  STANDARD OF CARE

The Trust shall expect of the Adviser, and the Adviser will give the Trust the benefit of, the Adviser’s best judgment and efforts in rendering its services to the Trust, and as an inducement to the Adviser’s undertaking these services, the Adviser shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, the Adviser against any liability to the Trust or to the Trust’s security holders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties hereunder, or by reason of the Adviser’s reckless disregard of its obligations and duties hereunder.

SECTION 6.  COMPENSATION

(a)

In consideration of the foregoing, the Trust shall pay the Adviser, with respect to each Portfolio, a fee at an annual rate, computed daily and payable monthly set forth in Appendix A hereto.

The Adviser’s reimbursement, if any, of a Portfolio’s expenses as provided in Section 4 hereof, shall be estimated and paid to the Trust monthly in arrears, normally at the same time as the Trust’s payment to the Adviser for such month.

(b)

For purposes of calculating each Portfolio’s daily net assets in determining the fees payable hereunder there shall be excluded all holdings (and liabilities related to the purchase of holdings) in any registered open-end management investment company for which the Adviser acts as investment adviser.  No fee shall be payable hereunder with respect to a Portfolio during any period in which the Portfolio invests all of its investment assets in a registered, open-end management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the Act.

SECTION 7.  EFFECTIVENESS, DURATION AND TERMINATION

(a)

Duration. The term of this Investment Advisory Agreement shall begin on the date first written above, and unless sooner terminated as hereinafter provided, this Investment Advisory Agreement shall remain in effect for a period of two years.  Thereafter, this Investment Advisory Agreement shall continue in effect with respect to each Portfolio from year to year, subject to the termination provisions and all other terms and conditions hereof; PROVIDED, such continuance with respect to a Portfolio is approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Portfolio or by the Trustees of the Trust; PROVIDED, that in either event such continuance is also approved annually by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of either party hereto. The Adviser shall furnish to the Trust, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment thereof.

(b)

Amendment or Assignment. Any amendment to this Investment Advisory Agreement shall be in writing signed by the parties hereto; PROVIDED, that no such amendment shall be effective unless authorized (i) by resolution of the Trustees of the Trust, including the vote or written consent of a majority of the Trustees of the Trust who are not parties to this Investment Advisory Agreement or interested persons of either party hereto, and (ii) by vote of a majority of the outstanding voting securities of the Portfolio affected by such amendment as required by applicable law. This Investment Advisory Agreement shall terminate automatically and immediately in the event of its assignment.

(c)

Termination. This Investment Advisory Agreement may be terminated as to any Portfolio at any time by either party hereto, without the payment of any penalty, upon sixty (60) days' prior written notice to the other party; PROVIDED, that in the case of termination by any Portfolio, such action shall have been authorized (i) by resolution of the Trust's Board of Trustees, including the vote or written consent of Trustees of the Trust who are not parties to this Agreement or interested persons of either party hereto, or (ii) by vote of majority of the outstanding voting securities of the Portfolio.

SECTION 8.  ACTIVITIES OF THE ADVISER

Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Adviser’s right, or the right of any of the Adviser’s officers, directors or employees who may also be a Trustee, officer or employee of the Trust, or persons otherwise affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

SECTION 9.  SUBADVISERS

At its own expense, the Adviser may carry out any of its obligations under this Investment Advisory Agreement by employing, subject to the Adviser’s supervision, one or more persons who are registered as investment advisers pursuant to the Advisers Act, or who are exempt from registration thereunder (“Subadvisers”). Each Subadviser’s employment will be evidenced by a separate written agreement approved by the Board in accordance with applicable regulatory requirements and, if required, by the shareholders of the Portfolio. The Adviser shall be fully responsible to the Trust for the acts and omissions of any Subadviser as it is for it own acts and omissions.

SECTION 10.  MISCELLANEOUS

(a)

 [This provision is already covered by 7(b).]

(a)

Section headings in this Investment Advisory Agreement are included for convenience only and are not to be used to construe or interpret this Investment Advisory Agreement.

(b)

This Investment Advisory Agreement shall be governed by and shall be construed in accordance with the laws of the State of Delaware.

(c)

If any provision of this Investment Advisory Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Investment Advisory Agreement shall not be affected thereby and, to this extent, the provisions of this Investment Advisory Agreement shall be deemed to be severable.

(d)

The terms “vote of a majority of the outstanding voting securities,” “interested person,” “affiliated person” and “assignment” shall have the meanings ascribed thereto in the Act.

(f)

The Trust is entering into this Investment Advisory Agreement on behalf of the respective Portfolios severally and not jointly.  The responsibilities and benefits set forth in this Investment Advisory Agreement shall refer to each Portfolio severally and not jointly.  No Portfolio shall have any responsibility for any obligation of any other Portfolio arising out of this Investment Advisory Agreement.  Without otherwise limiting the generality of the foregoing:

(i)

any breach of any term of this Investment Advisory Agreement regarding the Trust with respect to any one Portfolio shall not create a right or obligation with respect to any other Portfolio;

(ii)

under no circumstances shall the Adviser have the right to set off claims relating to a Portfolio by applying property of any other Portfolio; and

(iii)

the business and contractual relationships created by this Investment Advisory Agreement, consideration for entering into this Investment Advisory Agreement, and the consequences of such relationship and consideration relate solely to the Trust and the particular Portfolio to which such relationship and consideration applies.

This Investment Advisory Agreement is intended to govern only the relationships between the Adviser, on the one hand, and the Trust and the Portfolios, on the other hand, and (except as specifically provided above in this Paragraph (f)) is not intended to and shall not govern (i) the relationship between the Trust and any Portfolio or (ii) the relationships among the respective Portfolios.

Signature Page Follows

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82316.3

IN WITNESS WHEREOF, the parties hereto have caused this Investment Advisory Agreement to be duly executed all as of the day and year first above written.

THE MILESTONE FUNDS

_________________________________

Andrew Rogers

Chief Executive Officer

CLS INVESTMENTS, LLC

_________________________________

Todd Clarke

President

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82316.3

THE MILESTONE FUNDS

INVESTMENT ADVISORY AGREEMENT

Appendix A

Portfolio of the Trust	Fee as a % of the Annual Average Daily Net Assets of the Portfolio
Treasury Obligations Portfolio	0.10%

As of__________, 2012

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82316.3